UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020 (February 6, 2020)

Gadsden Properties, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 North Hayden Road, Suite 235, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

480-530-3495

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 4.01	Changes in Registrant’s Certifying Accountant.

On February 6, 2020, Gadsden Properties, Inc. (the “Company”) received a letter from Friedman LLP (“Friedman”) resigning as the Company’s principal accountant to audit the Company’s financial statements. Friedman was engaged by the Company on August 2, 2019 following the Company’s dismissal of its previous auditor as reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 8, 2019. The Company is finalizing its engagement of a new auditor that will replace Friedman and will file another current report on Form 8-K as soon as this new auditor is formally engaged.

During the period of Friedman’s engagement until its resignation, there were (1) no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Friedman, would have caused Friedman to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Friedman with a copy of this disclosure, providing Friedman with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Gadsden Properties, Inc.

Date: February 24, 2020	By:	/s/ Douglas Funke
Douglas Funke
Chief Executive Officer